UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT No. 2

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

This Form 8-K/A Amendment No. 2 amends the Form 8-K filed by Capital Growth Systems, Inc. (the “Company”) on November 25, 2008 (the “Original 8-K”), announcing the completion of the Financial Closing phase of its acquisition of Vanco Direct USA, LLC (“Vanco Direct”) through its wholly-owned subsidiary, Capital Growth Acquisition, Inc. (“CGAI”).

On November 20, 2008, the Company and CGAI completed the Financial Closing phase of its acquisition of all of the outstanding membership interests of Vanco Direct (the “Interests”). The certificate for the Interests was placed in escrow to be transferred to CGAI upon the date of transfer of ownership of the Interests to CGAI (the “Final Closing”).

The Final Closing was to occur upon the approval by the FCC and the state regulatory commissions (in charge of state licensure for Vanco Direct telecommunications operations) of the change in beneficial ownership of Vanco Direct to the Company (“Regulatory Approvals”). Effective April 14, 2009, the Company has received all the state and federal regulatory approvals deemed necessary to finalize the technical closing of the acquisition and the certificate for the Interests was released from escrow. In conjunction with the regulatory approval, there will also be an official name change of Vanco Direct to Global Capacity Direct, LLC.

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer